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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Access Anytime Bancorp, Inc. on Form S-2 (File No. 333-15443) of our report dated February 17, 1997, on our audits of the consolidated financial statements of Access Anytime Bancorp, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-KSB.



                                        Robinson Burdette Martin & Cowan, L.L.P.

Lubbock, Texas
March 11, 1997